INVESTOR PRESENTATION May 2023 Fountains Southend Charlotte, NC

1 Table of Contents Overview and Performance 2 – 4 Our Path to Long-Term Growth 5 Our Well-Positioned Portfolio 6 – 13 Our Strategic Investment Opportunities 14 – 19 Capitalization and Leverage 20 – 22 Recent Operating Metrics and 2023 Guidance 23 – 26 Appendix Market Statistics 28 Value Add Summary 29 – 30 Market Profiles 31 – 45 Demographic Profile 46 End Notes 47 – 48 Definitions and Non-GAAP Financial Measure Reconciliations 49 – 51 Forward-Looking Statement 52

2 IRT Overview OWN AND OPERATE Sunbelt Exposure 71% of NOI 119 Communities (2) 35,249 Units (2) 10.8% 1Q23 Portfolio Average Rental Rate Growth PORTFOLIO SUMMARY (1) SAME STORE HIGHLIGHTS Q1 2023 (5) • Revenue growth: +7.5% Y-o-Y • NOI growth: 8.2% Y-o-Y • NOI margin: +40bps to 63.3% UPSIDE FROM VALUE ADD • Projects to date have generated a 20.9% unlevered return on interior costs and an avg rental increase of 20.3% (6) • ~19,000 units available for value add renovation IRT EQUITY MARKET CAPITALIZATION OF ~$3.9 BILLION (4) Independence Realty Trust (IRT) Communities Average community age (2) 22 years $6.2B In gross assets FL GAALTX CO OK IL IN OH KY TN SC NC VA PA IRT Corporate Offices (3) 2023 GUIDANCE • Same Store NOI growth of 6.5% and Core FFO per share growth of 5.6% at the midpoint of our guided range (7) All notations throughout this presentation appear as “End Notes” on pages 47-48 .

3 Source: Company reports; coastal peer group includes AVB, EQR, ESS, and UDR; non-gateway peer group includes CPT, CSR, MAA, and NXRT. Same store NOI growth and CFFO per share metrics are based on the definitions used by the peer group companies and may not be comparable. IRT is Delivering Industry Leading Operating Performance Relative to peers in non-gateway and coastal markets, IRT outpaced industry growth over the past few years and momentum is expected to continue due to our attractive location in sunbelt markets, as well as our investments in value add renovations and new development initiatives Same Store NOI Growth CFFO per Share Growth IRT Non-Gateway Coastal Peer Group 90 95 100 105 110 115 120 125 130 135 140 2019 2020 2021 2022 2023 Guidance (Mid-Point) IRT Non-Gateway Coastal Peer Group IRT Non-Gateway Coastal Peer Group 90 95 100 105 110 115 120 125 130 135 140 145 150 2019 2020 2021 2022 2023 Guidance (Mid-Point) IRT Non-Gateway Coastal Peer Group

4 -21% 51% 36% 84% -28% 42% 42% 138% 8% 74% 74% 191% -39% 118% 124% 248% -100% -50% 0% 50% 100% 150% 200% 250% 300% RMS Multifamily Index S&P 500 IRT Source: S&P Global, FactSet. Market data as of March 31, 2023. Note: Represents compound total return, with dividends reinvested. Track Record of Value Creation IRT has a proven track record of outperforming its peers and the broader market 1-Year 3-Year 5-Year Since IPO (1) All notations throughout this presentation appear as “End Notes” on pages 47-48.

5 Compelling Investment Opportunity With a Path to Long-Term Growth The Residences on McGinnis Ferry Suwanee, GA Leading Multifamily REIT, Well-Positioned in Class B Communities, Focused on the High-Growth U.S. Sunbelt Region Strong Long-Term Growth Profile Supported by a Value Add Pipeline, New Development Initiatives and Joint Ventures Investing in Technology to Create Operational Efficiencies and Focusing on Our ESG Initiatives in Support of Our People & Communities Continuing to Improve Leverage Through Organic Growth and Reinvestment of Excess Cash Flow Bridge Pointe Huntsville, AL Canyon Resort at Great Hills Austin, TX Vesta City Park Charlotte, NC IRT Has Built a Company that is Well-Positioned at All Points of Market Cycles and Able to Capture Future Growth Opportunities

6 Our Well- Positioned Portfolio Millenia 700 Orlando, FL

7 Top 10 Markets Our Portfolio is Focused On the High Growth Sunbelt Region PORTFOLIO SUMMARY Geographic Distribution IRT owns 119 communities and has 2 communities under development across resilient, high growth markets i i t i ti Operating Communities  Expanded presence in high growth metros including Charlotte, Tampa, Dallas, Denver and Nashville; exited markets with slower growth and higher costs  Sunbelt region has exhibited strong fundamentals with favorable population migration trends due to a lower cost of living, better tax policy and growing economic opportunity (2) Average community age (2) 22 years 130 Communities 37,828Units $6.2B In gross assets TBU Desktop FL GAALTX CO OK IL IN OH KY TN SC NC VA Sunbelt Exposure Communities 81 Units 25,111 % of NOI 71% (1) Market Units % Unit % NOI Atlanta 5,180 15% 15% Dallas 4,007 11% 12% Denver 2,292 7% 8% Columbus 2,510 7% 7% 1,979Indianapolis 6% 5% Raleigh-Durham 1,690 6% 5%Oklahoma City 2,147 5% 5% Houston 1,932 5% 4% Tampa 1,452 4% 5% Total 24,697 70% 70% All notations throughout this presentation appear as “End Notes” on pages 47-48. Note: Sunbelt markets defined as AL, FL, GA, NC, OK, SC, TN and TX. Nashville 1,508 5%4% Communities under development

8 The Sunbelt Continues to Benefit from Positive Migration Trends IRT’s exposure to the six states mentioned above represent ~60% of total company NOI; These states experienced a robust job market recovery after the pandemic, averaging 5% job growth since March 2020 Inbound Move Rate in 2022 (for areas with more than 150,000 households) Source: National Association of Realtors, USPS data Domestic Net Population Change Migration 2022 2022-2021 Florida +318,855 1.9% Texas +230,961 1.6% North Carolina +99,796 1.3% South Carolina +84,030 1.7% Tennessee +81,646 1.2% Georgia +81,406 1.2% U.S. Census Bureau reported that Florida, Texas, North and South Carolina, Tennessee, and Georgia were the states with highest net domestic migration gains in 2022

9 Our Markets Have Strong Fundamentals Population and employment growth is fueling more resident demand for apartments in IRT’s markets than the national and gateway market average Outsized Population Growth vs. 2019 National Average Employment Change vs. 2019 National Average 21’ vs. 19’ 22’ vs. 19’ 23’E vs. 19’ 21’ vs. 19’ 22’ vs. 19’ 23’E vs. 19’ (1) (2) Source: Costar Q1 2023 Data Release -1.93% 1.75% 8.11% -4.37% -0.41% 10.27% -0.31% 4.62% 9.06% 0.40% 0.90% 1.34% -1.94% -1.94% -0.99% 1.51% 2.93% 3.76%

10 IRT’s Resident Demographic Trends Are Favorable Recent residents in IRT’s top 10 markets are in their mid-30s and make an average annual income of ~$86,000, resulting in a ~21% rent to income(1) Top 10 IRT Markets Average community age (2) 22 years 130 Communities 37,828Units $6.2B In gross assets TBU Desktop GATX CO OK IN OH FL TN NC Market Average Age(1) 1 Atlanta, GA 35 2 Dallas, TX 37 3 Denver, CO 35 4 Columbus, OH 37 5 Raleigh-Durham, NC 36 6 Indianapolis, IN 36 7 Oklahoma City, OK 37 8 Tampa-St. Petersburg, FL 39 9 Nashville, TN 36 10 Houston, TX 38 PORTFOLIO AVERAGE 37 Top 5 Employment Sectors(1) Market Average Income 1 2 3 4 5 1 Atlanta, GA $83,033 2 Dallas, TX $94,012 3 Denver, CO $84,603 4 Columbus, OH $89,325 5 Raleigh-Durham, NC $84,301 6 Indianapolis, IN $81,030 7 Oklahoma City, OK $84,016 8 Tampa-St. Petersburg, FL $89,308 9 Nashville, TN $85,930 10 Houston, TX $83,956 PORTFOLIO AVERAGE $86,809 Market Rent / Income(1) 1 Atlanta, GA 22.8% 2 Dallas, TX 22.3% 3 Denver, CO 23.2% 4 Columbus, OH 19.4% 5 Raleigh-Durham, NC 21.6% 6 Indianapolis, IN 20.5% 7 Oklahoma City, OK 16.7% 8 Tampa-St. Petersburg, FL 23.7% 9 Nashville, TN 22.1% 10 Houston, TX 20.4% PORTFOLIO AVERAGE 21.2% Services/Retail Professional Healthcare Technology Sales Engineering Self Employed Construction Student Hospitality

11 The Impact of New Supply on IRT Will Not Be Significant New apartment deliveries for 2023 and 2024 in IRT's markets, as a percentage of existing apartment inventory, are expected to be broadly consistent with recent history IRT's Class B communities do not directly compete with new Class A development. On average, for new deliveries during 2022, IRT’s rent was lower than new apartments by ~$500 per month or 25%(2) (1) 3.3% 2.8% 2.6% 2.8% 2.4% 2020 2021 2022 2023E 2024E New Deliveries as a % of Existing Inventory $0 $500 $1,000 $1,500 $2,000 $2,500 Atlanta Dallas-Fort Worth Denver Columbus Raleigh-Durham Indianapolis Oklahoma City Tampa Nashville Houston Total/WAV IRT New Construction 25% lower rents

12 Well-Positioned in Affordable, Highly Defensive Middle Market Communities A B C ◼ Higher income residents move down in a recession ◼ Renters move down to Class B as rent increases outstrip income growth ◼ Capture households moving down in a recession ◼ Capture seniors who sell homes to fund retirement ◼ Capture individuals/families moving up with career progression ◼ Lower income residents move up as income grows Sample Resident Demographic: ◼ Value driven ◼ Middle income category ◼ Renters by necessity Residents Require Accommodations That Are: ◼ Affordable ◼ Well maintained, spacious, comfortable, clean and modern ◼ Equipped with state-of-the-art amenities ◼ Conveniently located Class B Positioning: ◼ Most opportunity to consistently increase rents ◼ Less exposure to homeownership ◼ Less likely to be impacted from new construction Multifamily exposure is a natural inflation hedge due to our ability to reset rents annually Our portfolio of 75% Class B communities is highly defensive during recessionary periods

13 -10.0% -8.0% -6.0% -4.0% -2.0% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 18.0% 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 USA Gateway Class A Class B WAV IRT Markets Attractive Portfolio Has Led to a Stable Cash Flow Profile Source: Costar Q1 2023 Data Release All notations throughout this presentation appear as “End Notes” on pages 47-48. Annual Change in Effective Rent (IRT Markets vs. the National Average, Gateway Markets and Selected Asset Class Segments) (1) Supply and Demand fundamentals in IRT’s markets have resulted in a more stable rent profile through multiple economic cycles, as compared to Gateway Markets and Class A communities (National Avg) (National Avg) (2)

14 Our Strategic Investment Opportunities Avenues at Craig Ranch McKinney, TX

15 Driving Accretive Growth with Multiple Investment Levers Value Add Renovations Acquisitions / Capital Recycling Preferred Equity Investments and Joint Ventures Renovate existing communities/units where there is the potential for outsized rent growth Expand presence in markets where we see attractive long-term fundamentals while exiting lower growth markets Invest in multifamily development by providing capital to third- party developers, while building a pipeline for future acquisitions through purchase options Identified renovations at ~19,000 units; foresee several years of redevelopment, generating a return comparable to our 20% historical return on interior costs 20%+ Unlevered ROI, unlocking additional NOI compared to unrenovated units Acquire properties in existing core markets that have favorable real estate and economic fundamentals Acquire properties in our target markets using proceeds from dispositions at breakeven or accretive returns Participate in new development, specifically in the southeast and broader sunbelt region when shovel ready 15-20% Unlevered IRR, with the option to purchase at attractive cap rates Investment Overview Market Opportunity Target Returns(1)

16 In-Place Program 2023 Starts Future Pipeline Total Units to Renovate 10,536 1,320 12,727 24,583 Units Renovated-to-Date (5,951) - - (5,951) Remaining Units to Renovate 4,585 1,320 12,727 18,632 Remaining Renovation Costs (3) $62 - $66 $18 - $19 $172 - $185 $252 - $270 Incremental NOI (4) $12 - $13 $3 - $4 $33 - $35 $48 - $52 Incremental Value Creation (5) $201 - $216 $58 - $62 $557 - $599 $816 - $877 Improved Long-Term Growth Profile through Value Add Program Sizeable ~19,000 unit value add pipeline providing ~$800 million of incremental shareholder value Value Add Pipeline (2) ($ in millions) All notations throughout this presentation appear as “End Notes” on pages 47-48. IRT’s historical projects have generated a 19.1% return on investment across approximately 5,951 units, resulting in over $298 million of incremental value creation (1)

17 Engaging in Attractive Investment Opportunities with Our Joint Venture Development Program Focused on joint ventures in new multifamily development in core non-gateway markets • Invested $16.4 million in a horizontal multifamily joint venture consisting of 178 homes in March 2022 • As of May 2023, the community is 97% occupied Virtuoso Huntsville, AL • Invested in a joint venture developing three communities totaling 504 homes in September 2021 • Exercised our purchase option and acquired the first of those communities, Views of Music City I (96 units), in April 2022 for $25.4 million, effectively acquiring the property at a 5.5% economic cap rate, after considering our development profit • Views of Music City phase II consists of 209 units with an estimated delivery date of Q3 2023 • The Crocket is a 199-unit property, delivered in Q1 2023; we have one year from the delivery date to exercise our purchase option • Asking rents expected at stabilization are currently 20% higher than originally underwritten and are expected to deliver a return of ~20%, even after adjusting to the current cap rate environment Views of Music City I & II / The Crocket Nashville, TN • Invested in a joint venture developing a 402 unit community in June 2021 • Project is expected to be completed in Q2 2023, with the right to purchase upon completion; IRT’s total investment is $18.6 million • Entered a new market with strong fundamentals • Asking rents expected at stabilization are currently 13% higher than originally underwritten and are expected to deliver a return of ~23%, even after adjusting to the current cap rate environment Metropolis at Innsbrook Richmond, VA • Invested in a joint venture developing a 378 unit community in June 2022 • Project is expected to be completed in Q3 2024, with the right to purchase upon completion; IRT’s has fully funded its $29.7 million investment in this joint venture • Expanded our presence in this high-growth market with favorable demographics Lakeline Station Austin, TX The Mustang Dallas, TX • Invested in a joint venture developing a to-be-built 275 unit community in September 2022 • Project is expected to be completed in Q4 2024; IRT’s investment is expected to total $25.6 million of which $21.0 million was funded as of March 31, 2023 • Entered a master-planned community in Las Colinas with residential, retail and office space, home to over 30 Fortune 500 companies

18 Continuing Our Efforts in Technology Our Focus Our Goals A More Favorable Resident Experience Higher Revenue and Lower Operating Expenses Greater Profitability and Margin Expansion Improved Sustainability and Social Responsibility More Engaged and Productive Staff Automation & Big Data IRT is investing in technology which will create additional efficiencies and allow our staff to focus on their most important tasks and functions. • This includes implementing smart workflows that mirror real world processes, providing customized, prioritized, task-driven dashboards, and replacing human controls with system controls wherever possible. • Furthermore, continued consolidation of data within a single data warehouse coupled with machine learning is likely to lead to a reduction of bad debt, increased visibility of emerging market trends, and on-going optimization of operational and marketing spend. Marketing & Leasing IRT is focused on further enhancing its leasing efforts by improving the quality and availability of its online capabilities while eliminating traditional barriers to leasing. • SMS texting, virtual tours and an improved online application process promote higher conversions. • IRT continues to drive increased traffic and conversions by leveraging advanced analytics, shifting away from traditional ILSs towards robust social and online channels, and integrating personalized, targeted marketing. Operations, Maintenance & Resident Experience IRT is proactively using technology to create operational efficiencies and meet the needs of existing and potential residents. • The company has implemented and continues to evaluate more effective ways of automating renovations, purchasing, work orders, and unit inspections in order to facilitate faster execution and increase resident satisfaction. • IRT looks to increase the utilization of mobile devices, install smart home technology, and centralize core functions as ways to further optimize processes, reduce operating expenses and support more environmentally-friendly communities.

19 Focusing on Our ESG Initiatives We believe that operating multifamily real estate can be conducted with a conscious regard for the environment and wider society Find out more on the Sustainability page of IRT’s Investor Relations website at http://investors.irtliving.com. Diversity, Equity and Inclusion Committee formed to ensure a culture of understanding and respect as representation across gender, race, age and sexual orientation are all important factors to our success Sustainability Committee’s efforts protect and create a positive impact on the environment, specifically water conservation, energy management, reduced consumption, waste management, electric vehicle chargers Charitable and Philanthropic Initiatives with participation in organizations fighting against poverty and homelessness Our Board’s Guidelines reflect a strong commitment to the strength and success of the Company; Promote Shareholder Engagement Provide a Residence Proud to Call Home, with enhanced amenities, a robust maintenance program and resident & community events

20 Capitalization and Leverage Garrison Station Murfreesboro, TN

Maintain a Simple Capital Structure

Balance Sheet Highlights

- Simple capital structure consisting of secured and unsecured debt
- Maintain conservative financial and credit policies and expect to further delever the balance sheet through organic NOI & EBITDA growth and excess cash flows.
- Transitioning to a predominantly unsecured capital structure
- 97% of debt is fixed rate (or hedged), further de-risking the balance sheet
- Minimal near-term maturities with a focus on improving our leverage profile and achieving an investment grade rating

Total Capitalization [1]


41.6%
$6.3bn
58.4%
Common Equity
Debt

Debt Maturity Schedule

($ in millions)


Unsecured
Secured
$1,791
Less than 10% of IRT's debt matures through end-2025,
Lowest among public peers
$541
$177
$69
$8
2023
2024
2025
2026
2027+

% of total	0%	3%	7%	20%	70%

All notations throughout this presentation appear as "End Notes" on pages 47-48.

21

INDEPENDENCE REALTY TRUST

22 Leverage: Where We Are and Where We Are Going We are focused on continuing to improve the company’s leverage profile Progressing Towards Our Target of Mid-6’s by Year-End 2023 through the Following Drivers:  Organic NOI growth from stabilized portfolio consistent with long-term historical growth rates  Completion of value add renovations consistent with historical track record Net Debt to Adjusted EBITDA 8.2x 7.7x 6.9x Targeting Mid-6’s by End-2023 Q4 2020 Q4 2021 Q4 2022 Q4 2023e

23 Recent Operating Metrics and 2023 Guidance Cherry Grove Commons North Myrtle Beach, SC

24 Strong Performance Across Key Operating Metrics Same Store Excluding Value Add Note: As of May 8, 2023, same-store portfolio occupancy was 94.4%, same-store portfolio excluding ongoing value add occupancy was 94.9%, and value add occupancy was 92.3%. All notations throughout this presentation appear as “End Notes” on pages 47-48. Same Store Total (2)Same Store Value Add O c c u p a n c y S a m e S to re T o ta l L e a s e o v e r L e a s e R e n t G ro w th (1) 95.8% 94.6% 94.7% 93.8% 94.6% 80% 85% 90% 95% 100% Q2 22 Q3 22 Q4 22 Q1 23 QTD Q2 23 95.0% 93.0% 90.7% 90.1% 92.0% Q2 22 Q3 22 Q4 22 Q1 23 QTD Q2 23 95.5% 94.2% 93.9% 93.1% 94.1% Q2 22 Q3 22 Q4 22 Q1 23 QTD Q2 23 Q2 2023 to date avg occupancy up 20 bps since last month’s operating update 3.1% 4.3% 6.0% 5.0% 6.1% 0% 1% 2% 3% 4% 5% 6% Q1 2023 Apr 2023 May 2023 Jun 2023 Jul 2023 New Leases 4.8% 1.9% 1.2% 2.9% 4.5% 0% 1% 2% 3% 4% 5% 6% Q1 2023 Apr 2023 May 2023 Jun 2023 Jul 2023 Renewals 4.0% 2.5% 2.5% 3.1% 4.4% 0% 1% 2% 3% 4% 5% 6% Q1 2023 Apr 2023 May 2023 Jun 2023 Jul 2023 Blended (3) (3) (3)

25 Driving an Improvement in Operating Performance Focused on achieving sustainable occupancy gains across the entire portfolio Targeting occupancy of 95% for our non-value add communities, while continuing to drive rent growth where appropriate; currently leased at 96.7% Key Initiatives to Improve Occupancy: ➢ Added senior leaders with a proven operating track record ➢ Improving our leasing and sales process ✓ Enhancing speed of pricing feedback and response to local market dynamics ✓ Establishing a 24/7 call center to capture 100% of leads ✓ Expanding and improving our sales training program ✓ Improving our technology to maximize our lead to lease conversion ratio ➢ Continuing to enhance and further streamline our operational processes for maximum effectiveness and efficiency while also supporting both occupancy and rental rate growth

Full Year 2023 Guidance

2023 Full Year EPS and CFFO Guidance (1)(2)

	Low	High
Earnings per share	$0.23	$0.27
Adjustments:		
Depreciation and amortization	0.95	0.95
Gain on sale of real estate assets (3)	(0.01)	(0.01)
Loan (premium accretion) discount amortization, net	(0.05)	(0.05)
CORE FFO per share	$1.12	$1.16

CORE FFO

($s in millions)



65.1
68.5
75.9
92.0
247.4
262.0
2018
2019
2020
2021
2022
2023E

Key Operating Assumptions

Same Store Communities	2023 Outlook (4)
Number of communities/units	116 communities/34,571 units
Property revenue growth	5.7% to 7.0%
Controllable operating expense growth	3.3% to 5.4%
Real estate tax and insurance expense growth	8.1% to 9.1%
Total operating expense growth	5.2% to 6.9%
Property NOI growth	5.0% to 8.0%

Corporate Expenses

General & administrative expenses and Property management expenses	$51.5 to $53.5 million
Interest expense (5)	$104.5 to $106.5 million

Transaction/Investment Volume (6)

Acquisition volume	None
Disposition volume	$35 to $40 million

Capital Expenditures

Recurring	$19 to $21 million
Value add & non-recurring	$78 to $82 million
Development	$80 to $90 million

All notations throughout this presentation appear as "End Notes" on pages 47-48.

26
INDEPENDENCE REALTY TRUST

Appendix & Definitions Canyon Resort at Great Hills, Austin, TX

28 Assets Demonstrate Attractive Apartment Industry Dynamics Low Homeownership Limited New Supply ◼ The national Class B vacancy rate remains resilient to supply and demand shocks with 2023 projected spreads in vacancy rates between Class A & B, with Class B at 7.4% and Class A at 11.0% o The majority of new supply remains concentrated in gateway markets, and competes with existing Class A communities for renters by choice compared to renters by necessity in Class B communities Homeownership Data Source: U.S Census Bureau as of Q1 2023. New Completions (Supply) Data Source: CoStar Q1 2023 Data Release. The Favorable Fundamentals of Our Markets Drive Demand for Our Assets ◼ Growth in households increases the pool of renters, even more so during periods of reduced homeownership o The homeownership rate was 66.0% in Q1 2023 down from an uptick in Q3 2020 to 67.7% and the 69.2% in Q4 2004 (the peak) ◼ Homeownership affordability remains challenging for many households, especially first-time buyers. Lack of for-sale housing inventory, and rising mortgage rates continue to make homeownership unattainable or unattractive to many households. 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 0 25,000 50,000 75,000 100,000 125,000 150,000 175,000 200,000 225,000 250,000 275,000 300,000 325,000 350,000 375,000 400,000 425,000 450,000 475,000 500,000 2 0 05 2 0 06 2 0 07 2 0 08 2 0 09 2 0 10 2 0 11 2 0 12 2 0 13 2 0 14 2 0 15 2 0 16 2 0 17 2 0 18 2 0 19 2 0 20 2 0 21 2 0 22 2 0 23 2 0 24 V ac an cy R at e (% ) Completions Projected Completions Class A Vacancy Class BC Vacancy 60.0% 61.0% 62.0% 63.0% 64.0% 65.0% 66.0% 67.0% 68.0% 69.0% 70.0% 0 250 500 750 1,000 1,250 1,500 1,750 2,000 2,250 1 9 81 1 9 83 1 9 85 1 9 87 1 9 89 1 9 91 1 9 93 1 9 95 1 9 97 1 9 99 2 0 01 2 0 03 2 0 05 2 0 07 2 0 09 2 0 11 2 0 13 2 0 15 2 0 17 2 0 19 2 0 21 H o m e o w n e rs h ip R at e U n it s C o m p le te d Single Family Multifamily Homeownership Rate

IRT Value Add Summary
Project Life to Date as of March 31, 2023

							Renovation Costs per Unit (2)				
Market	Total Properties	Total Units To Be Renovated	Units Complete	Units Leased	Rent Premium (1)	% Rent Increase	Interior	Exterior	Total	ROI - Interior Costs(3)	ROI - Total Costs (4)
Ongoing											
Memphis, TN	1	362	239	242	374	34.8%	14,683	807	15,490	30.6%	29.0%
Raleigh-Durham, NC	1	318	182	183	183	14.7%	15,058	1,046	16,104	14.6%	13.6%
Indianapolis, IN	1	236	126	123	246	22.3%	14,534	805	15,339	20.3%	19.2%
Tampa-St. Petersburg, FL	3	888	414	426	332	24.8%	12,449	847	13,296	32.0%	30.0%
Columbus, OH	2	546	212	202	245	19.9%	13,610	918	14,527	21.6%	20.2%
Oklahoma City, OK	2	541	210	208	117	14.5%	15,660	670	16,330	9.0%	8.6%
Atlanta, GA	5	2,180	775	822	264	21.9%	13,048	1,235	14,284	24.2%	22.1%
Austin, TX	1	256	78	72	217	14.4%	15,028	1,104	16,132	17.3%	16.1%
Dallas, TX	3	845	198	205	276	18.1%	16,959	1,544	18,503	19.6%	17.9%
Nashville, TN	1	724	159	124	165	11.5%	14,036	1,664	15,700	14.1%	12.6%
Total/Weighted Average	20	6,896	2,593	2,607	$260	21.3%	$13,993	$1,148	$15,140	23.5%	22.0%
Future (5)											
Atlanta, GA	1	180	-	-	-	-	-	-	-	-	-
Columbus, OH	1	240									
Dallas, TX	1	354	-	-	-	-	-	-	-	-	-
Oklahoma City, OK	2	546	-	-	-	-	-	-	-	-	-
Total/Weighted Average	5	1,320	-	-	-	-	-	-	-	-	-
Completed (6)											
Raleigh-Durham, NC	1	328	325	323	184	18.0%	14,648	2,108	16,756	15.1%	13.2%
Louisville, KY	2	728	710	763	213	24.0%	15,345	2,173	17,518	16.7%	14.6%
Wilmington, NC	1	288	275	278	74	7.5%	7,686	56	7,742	11.6%	11.5%
Atlanta, GA	1	494	454	451	175	17.5%	9,102	1,773	10,875	23.0%	19.3%
Memphis, TN	2	691	618	612	190	18.8%	11,450	974	12,424	19.9%	18.4%
Tampa-St. Petersburg, FL	1	348	306	305	208	18.3%	13,988	2,155	16,143	17.9%	15.5%
Columbus, OH	3	763	670	669	203	22.4%	10,114	666	10,779	24.1%	22.6%
Total/Weighted Average	11	3,640	3,358	3,401	$187	19.6%	$11,922	$1,400	$13,277	19.0%	16.9%
Grand Total/Weighted Average	36	11,856	5,951	6,008	$238	20.3%	$12,824	$1,235	$14,059	20.9%	19.1%

All notations throughout this presentation appear as "End Notes" on pages 47-48.

29

Independence Realty Trust

30 Continue to Invest in Our Long-Standing Value Add Program—— Pipeline of ~19,000 value add units to be renovated 2023 Units to Be Renovated* Total Units 1Q23 2Q23 Estimate 3Q23 Estimate 4Q23 Estimate FY23 Estimate 635 600 - 765 815 - 1,050 450 - 550 2,500 - 3,000

31 Community Map Differentiators Job Growth Population Growth Supply Growth 2 2023 Job Growth: National Average -0.10% Gateway Markets -0.09% 2023 Population Growth: National Average 0.43% Gateway Markets 1.03% • Communities located within 5 min. of major highways • Communities located in top school districts • Benefiting from suburban sprawl, well-positioned in MSA with growing ancillary job markets • Major company presence in Atlanta include: Our Markets | Atlanta (1) Footnotes: (1) CoStar 2023 Q1 Data Release (2) New units estimated to be delivered as a percentage of total supply in IRT submarkets (3) YTD as of 3/31/2023 Atlanta represents 15.0% of IRT’s NOI, portfolio-wide (3) Pointe at Canyon Ridge Sandy Springs, GA Waterstone at Big Creek Alpharetta, GA 0.92% 3.84% 0.01% 2021 2022 2023 0.81% 2.47% 1.18% 2021 2022 2023 3.40% 2.89% 3.38% 2021 2022 2023

32 Community Map Differentiators Job Growth Population Growth Supply Growth 2 2023 Job Growth: National Average -0.10% Gateway Markets -0.09% 2023 Population Growth: National Average 0.43% Gateway Markets 1.03% 2.88% 6.08% -0.21% • 9th largest city in the U.S. by population 4 • The Dallas MSA has had the largest population growth within the past 10 years 5 • Dallas accounts for nearly 8% of all financial service jobs in the Southwest region6 • Major employers include: Our Markets | Dallas (1) Footnotes: (1) CoStar 2023 Q1 Data Release (2) New units estimated to be delivered as a percentage of total supply in IRT submarkets (3) YTD as of 3/31/2023 (4) 2020 Census Data (5) Freddie Mac Report as of January 2021 (6) Fannie Mae Multifamily Metro Outlook 2021 Q3 Dallas represents 12.2% of IRT’s NOI, portfolio-wide (3) Avenues at Craig Ranch Dallas, TX Vue at Knoll Trail Dallas, TX 2023 20222021 1.50% 3.42% 1.12% 2021 2022 2023 5.29% 2.76% 4.64% 2021 2022 2023

33 Community Map Differentiators Job Growth Population Growth Supply Growth 2 2023 Job Growth: National Average -0.10% Gateway Markets -0.09% 2023 Population Growth: National Average 0.43% Gateway Markets 1.03% -0.02% 2.55% 0.11% • Population growth in the metro area is expected to exceed 5.5% over the next five years4 • The MSA had the 10th largest population increases from 2010-20195 • Major employers include: Our Markets | Denver (1) Footnotes: (1) CoStar 2023 Q1 Data Release (2) New units estimated to be delivered as a percentage of total supply in IRT submarkets (3) YTD as of 3/31/2023 (4) Fannie Mae Multifamily Metro Outlook 2021 Q3 (5) Freddie Mac Report as of January 2021 Denver represents 8.2% of IRT’s NOI, portfolio-wide (3) Belmar Villas Lakewood, CO Bristol Village Aurora, CO 20232022 2021 0.21% 1.06% 1.08% 2021 2022 2023 2.76% 2.59% 2.42% 2021 2022 2023

34 Community Map Differentiators Job Growth Population Growth Supply Growth 2 2023 Job Growth: National Average -0.10% Gateway Markets -0.09% 2023 Population Growth: National Average 0.43% Gateway Markets 1.03% -0.03% 1.66% -0.04% • 14th largest city in the U.S. by population4 • Strong accessibility to major highway I-270 • Near thriving employment hubs such as Rickenbacker International airport • Class B communities insulated from new Class A construction • Major employers, and companies with headquarter-presence include: Our Markets | Columbus(1) Footnotes: (1) CoStar 2023 Q1 Data Release (2) New units estimated to be delivered as a percentage of total supply in IRT submarkets (3) YTD as of 3/31/2023 (4) 2020 Census Data Columbus represents 6.5% of IRT’s NOI, portfolio-wide (3) Bennington Pond Apartments Groveport, OH Schirm Farms Canal Winchester, OH 2023 2022 2021 0.44% 1.37% 0.98% 2021 2022 2023 1.88% 1.44% 2.12% 2021 2022 2023

35 Community Map Differentiators Job Growth Population Growth Supply Growth 2 2023 Job Growth: National Average -0.10% Gateway Markets -0.09% 2023 Population Growth: National Average 0.43% Gateway Markets 1.03% -1.22% 2.45% -0.29% • Located within 5 min. of major highways • Benefiting from the proximity to growing industrial footprint • Each community is in a top school district in the market • Burgeoning tourism hub • Major employers include: Our Markets | Louisville (1) Footnotes: (1) CoStar 2023 Q1 Data Release (2) New units estimated to be delivered as a percentage of total supply in IRT submarkets (3) YTD as of 3/31/2023 Louisville represents 2.5% of IRT’s NOI, portfolio-wide (3) Prospect Park Apartment Homes Louisville, KY Meadows Apartment Homes Louisville, KY 2023 2022 2021 0.03% 0.58% 0.46% 2021 2022 2023 5.08% 0.00% 0.00% 2021 2022 2023

36 Community Map Differentiators Job Growth Population Growth Supply Growth 2 2023 Job Growth: National Average -0.10% Gateway Markets -0.09% 2023 Population Growth: National Average 0.43% Gateway Markets 1.03% • 15th largest city in the U.S. by population • Communities located in top school districts • Experienced outsized job growth in health care and retail trade industries • Major employers include: Our Markets | Indianapolis (1) Footnotes: (1) CoStar 2023 Q1 Data Release (2) New units estimated to be delivered as a percentage of total supply in IRT submarkets (3) YTD as of 3/31/2023 Indianapolis represents 4.9% of IRT’s NOI, portfolio-wide (3) Bayview Club Apartments Indianapolis, IN Reveal on Cumberland Indianapolis, IN 0.54% 4.39% 0.10% 2021 2022 2023 0.70% 1.38% 0.49% 2021 2022 2023 2.14% 2.98% 1.14% 2021 2022 2023

37 Community Map Differentiators Job Growth Population Growth Supply Growth 2 2023 Job Growth: National Average -0.10% Gateway Markets -0.09% 2023 Population Growth: National Average 0.43% Gateway Markets 1.03% • Communities located within 5 min. of major throughways • Easy access to local retail centers • Concentration around Research Triangle Park • Many companies have a strong presence in the area, including: Our Markets | Raleigh – Durham (1) Footnotes: (1) CoStar 2023 Q1 Data Release (2) New units estimated to be delivered as a percentage of total supply in IRT submarkets (3) YTD as of 3/31/2023 Raleigh-Durham represents 5.2% of IRT’s NOI, portfolio-wide (3) Creekstone at RTP Durham, NC Waterstone at Brier Creek Raleigh, NC 3.27% 4.12% 0.25% 2021 2022 2023 1.73% 3.49% 1.14% 2021 2022 2023 1.24% 3.75% 6.49% 2021 2022 2023

38 Community Map Differentiators Job Growth Population Growth Supply Growth 2 2023 Job Growth: National Average -0.10% Gateway Markets -0.09% 2023 Population Growth: National Average 0.43% Gateway Markets 1.03% -1.62% 3.62% 0.33% • The metro’s population grew 0.5% this year, which was above the 0.2% national average4 • Actively executing the redevelopment of its downtown area5 • Located within 5 min. of major highways and retail • Major employers include: Our Markets | Oklahoma City (1) Footnotes: (1) CoStar 2023 Q1 Data Release (2) New units estimated to be delivered as a percentage of total supply in IRT submarkets (3) YTD as of 3/31/2023 (4) Fannie Mae Multifamily Metro Outlook 2021 Q3 Oklahoma City represents 4.9% of IRT’s NOI, portfolio-wide (3) Windrush Oklahoma City, OK Augusta Oklahoma City, OK 20232022 2021 0.97% 1.98% 0.40% 2021 2022 2023 0.90% 1.69% 3.11% 2021 2022 2023

39 Community Map Differentiators Job Growth Population Growth Supply Growth 2 2023 Job Growth: National Average -0.10% Gateway Markets -0.09% 2023 Population Growth: National Average 0.43% Gateway Markets 1.03% -1.01% 5.05% 0.12% • Job growth is expected to be 2.7% annually through 2025, compared to 1.7% nationally4 • Houston sits at #2 for the Top ten MSAs by population growth (2010-2019)5 • Major employers include: Our Markets | Houston (1) Footnotes: (1) CoStar 2023 Q1 Data Release (2) New units estimated to be delivered as a percentage of total supply in IRT submarkets (3) YTD as of 3/31/2023 (4) Fannie Mae Multifamily Metro Outlook 2021 Q3 (5) Freddie Mac Report as of January 2021 Houston represents 4.3% of IRT’s NOI, portfolio-wide (3) Villas at Huffmeister Houston, TX Carrington Place Houston, TX 20232022 2021 1.31% 3.37% 1.28% 2021 2022 2023 5.59% 3.78% 3.19% 2021 2022 2023

40 Community Map Differentiators Job Growth Population Growth Supply Growth 2 2023 Job Growth: National Average -0.10% Gateway Markets -0.09% 2023 Population Growth: National Average 0.43% Gateway Markets 1.03% • $3 billion Water Street mixed-use investment backed by Jeff Vinik and Bill Gates is underway downtown • Major employers in the area include: • Major companies have committed to a major presence in the market such as: Our Markets | Tampa (1) Footnotes: (1) CoStar 2023 Q1 Data Release (2) New units estimated to be delivered as a percentage of total supply in IRT submarkets (3) YTD as of 3/31/2023 Tampa represents 4.8% of IRT’s NOI, portfolio-wide (3) Lucerne Tampa, FL Vantage on Hillsborough Tampa, FL 2023 20222021 2.78% 5.09% -0.33% 1.40% 3.09% 0.76% 2021 2022 2023 2.17% 3.16% 3.41% 2021 2022 2023

41 Community Map Differentiators Job Growth Population Growth Supply Growth 2 2023 Job Growth: National Average -0.10% Gateway Markets -0.09% 2023 Population Growth: National Average 0.43% Gateway Markets 1.03% • Metro area job growth expected to outpace the national rate through 20254 • Oracle plans to expand in the market. Adding 8,500 jobs and will invest $1.2 billion in the new project • Major employers include: Our Markets | Nashville (1) Footnotes: (1) CoStar 2023 Q1 Data Release (2) New units estimated to be delivered as a percentage of total supply in IRT submarkets (3) YTD as of 3/31/2023 (4) Fannie Mae Multifamily Metro Outlook 2021 Q3 Nashville represents 4.5% of IRT’s NOI, portfolio-wide (3) Landings of Brentwood Brentwood, TN Stoneridge Farms Smyrna, TN 2.33% 6.05% 0.28% 2021 2022 2023 0.95% 2.68% 1.14% 2021 2022 2023 3.77% 6.17% 4.52% 2021 2022 2023

42 Community Map Differentiators Job Growth Population Growth Supply Growth 2 2023 Job Growth: National Average -0.10% Gateway Markets -0.09% 2023 Population Growth: National Average 0.43% Gateway Markets 1.03% 0.04% 0.74% 0.16% 2021 2022 2023-1.15% 2.94% -0.15% • Memphis has all the amenities of a large city with a cost of living more than 20% below the national average4 • Tennessee is one of the lowest-taxed states per capita in the nation4 • Major employers include: Our Markets | Memphis (1) Footnotes: (1) CoStar 2023 Q1 Data Release (2) New units estimated to be delivered as a percentage of total supply in IRT submarkets (3) YTD as of 3/31/2023 (4) Greater Memphis Chamber of Commerce Memphis represents 4.0% of IRT’s NOI, portfolio-wide (3) Walnut Hill Memphis, TN Stonebridge Crossing Memphis, TN 2023 2022 2021 0.89% 1.16% 0.68% 2021 2022 2023

43 Community Map Differentiators Job Growth Population Growth Supply Growth 2 2023 Job Growth: National Average -0.10% Gateway Markets -0.09% 2023 Population Growth: National Average 0.43% Gateway Markets 1.03% • Metro area ranked 1st in 2020 projected rent growth of the top 100 metros by population1 • Major employers include: Our Markets | Huntsville (1) Footnotes: (1) CoStar 2023 Q1 Data Release (2) New units estimated to be delivered as a percentage of total supply in IRT submarkets (3) YTD as of 3/31/2023 Huntsville represents 2.6% of IRT’s NOI, portfolio-wide (3) Bridgepoint Huntsville, AL Legacy at Jones Farm Huntsville, AL 3.47% 4.41% 0.02% 2021 2022 2023 1.72% 3.03% 1.00% 2021 2022 2023 8.18% 4.50% 8.46% 2021 2022 2023

44 Community Map Differentiators Job Growth Population Growth Supply Growth 2 2023 Job Growth: National Average -0.10% Gateway Markets -0.09% 2023 Population Growth: National Average 0.43% Gateway Markets 1.03% • 16th largest city in the U.S. by population4 • Long-term demand fundamentals are favorable with outsized population growth projected in the key age group of 20-34 5 • Job growth driven by an economic shift away from a manufacturing economy toward a service economy • Major employers include: Our Markets | Charlotte (1) Footnotes: (1) CoStar 2023 Q1 Data Release (2) New units estimated to be delivered as a percentage of total supply in IRT submarkets (3) YTD as of 3/31/2023 (4) 2020 Census Data (5) Fannie Mae Multifamily Metro Outlook 2021 Q3 Charlotte represents 2.6% of IRT’s NOI, portfolio-wide (3) Fountains Southend Charlotte, NC Vesta City Park Charlotte, NC 1.64% 3.51% 0.69% 2021 2022 2023 1.52% 3.59% 1.39% 2021 2022 2023 5.95% 4.14% 8.21% 2021 2022 2023

45 Community Map Differentiators Job Growth Population Growth Supply Growth 2 2023 Job Growth: National Average -0.10% Gateway Markets -0.09% 2023 Population Growth: National Average 0.43% Gateway Markets 1.03% -0.02% 6.01% 0.35% • Established tourism hub • Centrally located in FL, easily accessible to drive to and from close markets • Job growth is expected to be at 3.4% annually through 2025, compared to 1.7% nationally4 • Major employers include: Our Markets | Orlando (1) Footnotes: (1) CoStar 2023 Q1 Data Release (2) New units estimated to be delivered as a percentage of total supply in IRT submarkets (3) YTD as of 3/31/2023 (4) Fannie Mae Multifamily Metro Outlook 2021 Q3 Orlando represents 0.9% of IRT’s NOI, portfolio-wide (3) Millenia 700 Orlando, FL 20232022 2021 1.05% 3.53% 1.59% 2021 2022 2023 1.71% 2.66% 1.83% 2021 2022 2023

46 IRT Resident Demographics at a Glance (1) All notations throughout this presentation appear as “End Notes” on pages 47-48. 47% 53% Gender Breakdown 79% 21% Marital Status 37 Average Resident Age Young, growing resident population benefiting from amenity-rich communities without overextending on rent Residents make up a diverse job pool Top Industries of Residents Include: 1. Medical Services 2. Professional 3. Services 4. Technology 5. Sales Male Female Single Married Residents make up a diverse job pool Residents migrating to our communities: Average Rent to Income of Our Newest Residents (2) 21% 17% are from out-of-state 28% of those from out-of-state are from either the West Coast, IL or the Northeast

47 End Notes Slide 2 (1) For the total portfolio as of March 31, 2023 or for 1Q 2023, as applicable; including portfolio average rental rate growth for the IRT same store portfolio for the three months ended March 31, 2023. (2) Communities and units as of March 31, 2023. (3) IRT also has a corporate office in Irvine, CA. (4) As of market close on May 8, 2023. (5) Highlights are for the IRT same store portfolio for the three months ended March 31, 2023 vs. the three months ended March 31, 2022. NOI is a non-GAAP financial measure. See slides 49-51 for definitions and reconciliations. (6) Return on investment or ROI throughout this presentation is calculated as rent premium per unit per month, multiplied by 12 months, dividend by interior renovation costs or total renovation costs, as applicable. Rent premium reflects the per unit per month difference between the rental rate on the renovated unit and the market rent for an unrenovated unit. (7) This guidance, including the underlying assumptions, constitutes forward-looking information. Actual full year 2023 CFFO could vary significantly from the projections presented. See “Forward-Looking Statement” at the end of this presentation. Slide 4 (1) IPO date of August 13, 2013. Slide 7 (1) Portfolio Summary as of March 31, 2023, NOI for 1Q 2023 and total communities as of March 31, 2023. (2) Includes communities located in Denver, Fort Collins, Colorado Springs and Loveland, CO. Slide 9 (1) Gateway Markets represent an arithmetic average of New York, Washington DC, San Francisco and Los Angeles. (2) IRT weighted averages are based on unit count as of March 31, 2023. Slide 10 (1) All resident demographic data is self-reported by residents. Average age, average income, and rent-to-income ratio are for residents that have moved in during the three months ending March 31, 2023. Employment sector data is for all residents as of March 31, 2023. Slide 11 (1) New deliveries as a % of existing inventory are from CoStar’s Q4 2022 data release and are specific to IRT’s submarkets. (2) IRT’s average asking rent vs. new construction for one and two-bedroom apartments. Slide 13 (1) Gateway markets represent an arithmetic mean of New York, Washington DC, San Francisco, and Los Angeles. (2) Proforma IRT weighted averages are based on the 119 properties / 35,249 units owned by IRT as of March 31, 2023 and excludes two development assets. Slide 15 (1) Target returns are forward looking statements which involve a prediction of future events and involve estimates, projections and assumptions. Target returns are not guaranteed and no representation or warranty is made that a target return will be achieved. See “Forward-Looking Statement” at the end of this presentation. Slide 16 (1) Calculated as incremental NOI, divided by a 4.5% cap rate, net of capital investment. Incremental NOI of $17.0 million calculated as total costs-to-date of $79.5 million multiplied by ROI of 19.1%. (2) Value add pipeline data is as of March 31, 2023. These projections constitute forward-looking information. See “Forward-Looking Statement” at the end of this presentation. (3) Illustrative estimated cost / unit ranging from $13,500 to $14,500. (4) Illustrative 19.1% annual ROI based on IRT’s historical returns. (5) Calculated as incremental NOI, divided by 4.5% cap rate net of capital invested.

48 End Notes (continued) Slide 21 (1) Market data as of March 31, 2023. Slide 24 (1) Lease-over-lease effective rent growth represents the change in effective monthly rent, as adjusted for concessions, for each unit that had a prior lease and current lease that are for a term of 9-13 months. Lease-over-lease effective rent growth for 2Q23 to date and April, May, June, and July 2023 are for leases starting in those periods that were signed as of May 8, 2023. (2) Average occupancy and lease-over-lease rent growth for 2Q23 to date is through May 8, 2023. (3) As of May 8, 2023, same-store portfolio occupancy was 94.4%, same-store portfolio excluding ongoing value add occupancy was 94.9%, and value add occupancy was 92.3%. Slide 26 (1) This guidance, including the underlying assumptions presented in the table below, constitutes forward-looking information. Actual full year 2023 EPS and CFFO could vary significantly from the projections presented. See “Forward Looking Statement” at the end of this presentation. Our guidance is based on the key guidance assumptions detailed below. (2) Per share guidance is based on 230.0 million weighted average shares and units outstanding. (3) Gain on sale of real estate assets includes one asset sale that occurred during the first quarter of 2023. (4) This guidance, including the underlying assumptions, constitutes forward-looking information. Actual results could vary significantly from the projections presented. See “Forward-Looking Statement” at the end of this presentation. (5) Interest expense includes amortization of deferred financing costs but excludes loan premium accretion, net. As a result of purchase accounting, we recorded a $72.1 million loan premium, net, related to STAR debt. This loan premium will be accreted into and reduce GAAP interest expense over the remaining term of the associated debt. However, loan premium accretion will be excluded from CFFO. (6) We continue to evaluate our portfolio for capital recycling opportunities so actual acquisitions and dispositions could vary significantly from our projections. We undertake no duty to update these assumptions. See “Forward-Looking Statement” at the end of this presentation. Slide 29 (1) The rent premium reflects the per unit per month difference between the rental rate on the renovated unit and the market rent for an unrenovated unit as of the date presented, as determined by management consistent with its customary rent-setting and evaluation procedures. (2) Includes all costs to renovate the interior units and make certain exterior renovations, including clubhouses and amenities. Interior costs per unit are based on units leased. Exterior costs per unit are based on total units at the community. Excludes overhead costs to support and manage the value add program as those costs relate to the entire program and cannot be allocated to individual projects. (3) Calculated using the rent premium per unit per month, multiplied by 12, divided by the interior renovation costs per unit. (4) Calculated using the rent premium per unit per month, multiplied by 12, divided by the total renovation costs per unit. (5) Renovation project start dates are scheduled through Q3 2023, however there is no guarantee that such projects will start in Q3 2023 or at all. (6) We consider value add projects completed when over 85% of the property’s units to be renovated have been completed. We continue to renovate remaining unrenovated units as leases expire until we complete 100% of the property’s units. Slide 46 (1) All resident demographic data is self-reported by residents. Data as of March 31, 2023. (2) Data as of the last 90 days ending March 31, 2023.

49 Definitions and Non-GAAP Financial Measure Reconciliations This presentation may contain non-U.S. generally accepted accounting principals (“GAAP”) financial measures. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is included in this document and/or IRT’s reports filed or furnished with the SEC available at IRT’s website www.IRTLIVING.com under Investor Relations. IRT’s other SEC filings are also available through this website. Average Effective Monthly Rent per Unit Average effective rent per unit represents the average of gross rent amounts, divided by the average occupancy (in units) for the period presented. IRT believes average effective rent per unit is a helpful measurement in evaluating average pricing. This metric, when presented, reflects the average effective rent per month. Same-Store Average Occupancy Same-store average occupancy represents the average occupied units for the reporting period divided by the average of total units available for rent for the reporting period. EBITDA and Adjusted EBITDA EBITDA is defined as net income before interest expense including amortization of deferred financing costs, income tax expense, and depreciation and amortization expenses. Adjusted EBITDA is EBITDA before certain other non-cash or non-operating gains or losses related to items such as asset sales, debt extinguishments and acquisition related debt extinguishment expenses, casualty losses, and abandoned deal costs. EBITDA and Adjusted EBITDA are each non-GAAP measures. IRT considers each of EBITDA and Adjusted EBITDA to be an appropriate supplemental measure of performance because it eliminates interest, income taxes, depreciation and amortization, and other non-cash or nonoperating gains and losses, which permits investors to view income from operations without these non-cash or non-operating items. IRT’s calculation of Adjusted EBITDA differs from the methodology used for calculating Adjusted EBITDA by certain other REITs and, accordingly, IRT’s Adjusted EBITDA may not be comparable to Adjusted EBITDA reported by other REITs. Funds From Operations (“FFO”) and Core Funds From Operations (“CFFO”) We believe that FFO and Core FFO (“CFFO”), each of which is a non-GAAP financial measure, are additional appropriate measures of the operating performance of a REIT and us in particular. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), as net income or loss allocated to common shares (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles. While our calculation of FFO is in accordance with NAREIT’s definition, it may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to FFO computations of such other REITs. CFFO is a computation made by analysts and investors to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations, including depreciation and amortization of other items not included in FFO, and other non-cash or non-operating gains or losses related to items such as casualty (gains) losses, abandoned deal costs, loan premium accretion and discount amortization, debt extinguishment costs, and merger and integration costs from the determination of FFO. Our calculation of CFFO may differ from the methodology used for calculating CFFO by other REITs and, accordingly, our CFFO may not be comparable to CFFO reported by other REITs. Our management utilizes FFO and CFFO as measures of our operating performance, and believe they are also useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash or non-recurring items that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and our operating performance between periods. Furthermore, although FFO, CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we believe that FFO and CFFO may provide us and our investors with an additional useful measure to compare our financial performance to certain other REITs. Neither FFO nor CFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion , debt service obligations or other commitments or uncertainties. Accordingly, FFO and CFFO do not measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization and capital improvements. Neither FFO nor CFFO should be considered as an alternative to net income or any other GAAP measurement as an indicator of our operating performance or as an alternative to cash flow from operating, investing, and financing activities as a measure of our liquidity.

50 Definitions and Non-GAAP Financial Measure Reconciliations Net Operating Income We believe that Net Operating Income (“NOI”), a non-GAAP financial measure, is a useful supplemental measure of its operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization, casualty related costs and gains, property management expenses, and general and administrative expenses, interest expenses, and net gains on sale of assets. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income insofar as the measure reflects only operating income and expense at the property level. We use NOI to evaluate performance on a same store and non-same store basis because NOI measures the core operations of property performance by excluding corporate level expenses, financing expenses, and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance. Same Store Properties and Same Store Portfolio We review our same store portfolio at the beginning of each calendar year. Properties are added into the same store portfolio if they were owned at the beginning of the previous year. Properties that are held-for-sale or have been sold are excluded from the same store portfolio. We may also refer to the Same Store Portfolio as the IRT Same Store Portfolio. Total Gross Assets Total Gross Assets equals total assets plus accumulated depreciation and accumulated amortization, including fully depreciated or amortized real estate and real estate related assets. The following table provides a reconciliation of total assets to total gross assets (dollars in thousands). Interest Coverage is a ratio computed by dividing Adjusted EBITDA by interest expense Net debt, a non-GAAP financial measure, equals total consolidated debt less cash and cash equivalents and loan premiums and discounts. The following table provides a reconciliation of total consolidated debt to net debt (Dollars in thousands). We present net debt and net debt to Adjusted EBITDA because management believes it is a useful measure of our credit position and progress toward reducing leverage. The calculation is limited because we may not always be able to use cash to repay debt on a dollar for dollar basis.

51 Definitions and Non-GAAP Financial Measure Reconciliations March 31, 2023 December 31, 2022 September 30, 2022 June 30, 2022 March 31, 2022 Reconciliation of same-store net operating income to net income (loss) Same-store net operating income 99,303$ 97,774$ 94,566$ 90,735$ 89,169$ Non same-store net operating income 2,577 7,269 5,767 4,932 4,925 Pre-Merger STAR Portfolio NOI - - - - - Other revenue 239 306 300 120 385 Other income (expense), net (683) 299 (712) (577) 380 Property management expenses (6,371) (6,593) (5,744) (6,139) (5,556) General and administrative expenses (8,154) (5,739) (5,625) (6,968) (7,928) Depreciation and amortization expense (53,536) (52,161) (49,722) (72,793) (78,174) Casualty gains (losses), net (151) 1,690 191 5,592 1,393 Interest expense (22,124) (23,337) (22,093) (20,994) (20,531) Gain on sale (loss on impairment) of real estate assets, net 985 17,044 — — 94,712 Gain (loss) on extinguishment of debt — — — — — Restructuring costs (3,213) — — — — Merger and integration costs — (2,028) (275) (1,307) (1,895) Net income (loss) $ 8,872 $ 34,524 $ 16,653 $ (7,399) $ 76,880 (a) Same store portfolio includes 116 properties, which represent 34,571 units. For the Three-Months Ended (a) Independence Realty Trust Inc. Reconciliation of Same-Store Net Operating Income to Net Income (loss) (Dollars in thousands)

52 Forward-Looking Statement This presentation contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words that predict or indicate future events and trends and that do not report historical matters. These forward-looking statements involve estimates, projections, forecasts and assumptions and are subject to risks and uncertainties including, without limitation, risks and uncertainties related to changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could lead to declines in occupancy and rent levels, uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital, unexpected changes in our intention or ability to repay certain debt prior to maturity, increased costs on account of inflation, increased competition in the labor market, increased regulations generally and specifically on the rental housing market including legislation that may regulate rents or delay or limit our ability to evict non-paying residents, risks endemic to real estate and the real estate industry generally, the impact of COVID-19 and other potential outbreaks of infectious diseases and measures intended to prevent the spread or address the effects thereof, the effects of natural and other disasters, delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve projected rent increases and occupancy levels on account of the initiatives, unknown or unexpected liabilities including the cost of legal proceedings, inability to sell certain assets within the time frames or at the pricing levels expected, costs and disruptions as the result of a cybersecurity incident or other technology disruption, unexpected capital needs, inability to obtain appropriate insurance coverages at reasonable rates, or at all, or losses from catastrophes in excess of our insurance coverages, and share price fluctuations. Please refer to the documents filed by us with the SEC, including specifically the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2022, and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements. These forward-looking statements are based upon the beliefs and expectations of our management at the time of this release and our actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.